Ex.) 28(o)(1)

SSGA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees of SSGA Funds, State Street Master Funds and State Street Institutional Investment Trust (the “Trusts”) hereby constitutes and appoints Chad Hallett, Joshua Weinberg, Esq., Andrew DeLorme, Esq., David James, Esq., Kristin Schantz, Esq., and Khimmara Greer each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trusts or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trusts or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky law and/or corporate/trust laws of any state or other jurisdiction, the Commodities Future Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trusts has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trusts concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of November 2015.

SIGNATURE	TITLE

/s/ William L. Marshall	Trustee
William L. Marshall

/s/ James E. Ross	Trustee
James E. Ross

/s/ Patrick J. Riley	Trustee
Patrick J. Riley

Ex.) 28(o)(1)

/s/ Richard D. Shirk	Trustee
Richard D. Shirk

/s/ Bruce D. Taber	Trustee
Bruce D. Taber

/s/ Rina K. Spence	Trustee
Rina K. Spence

/s/ William L. Boyan	Trustee
William L. Boyan

/s/ Michael F. Holland	Trustee
Michael F. Holland

/s/ Gregory A. Ehret	Trustee
Gregory A. Ehret

/s/ Douglas T. Williams	Trustee
Douglas T. Williams